UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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AQUILA, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of the text of the May 2007 employee newsletter prepared by Black Hills Corporation, which was posted by Aquila, Inc. on its internal website on May 30, 2007.

PROJECT EAGLE

MAY 2007 EDITION

Aquila Acquisition Update for Black Hills Corporation Employees

From David Emery and Linn Evans

Now that we’re further along the path to the successful integration of Black Hills and Aquila (Latin for “eagle”—thus Project Eagle), we’d like to share some of the work that is taking place to assure a smooth transition. Also, we want to let you know what to expect in the next few months as we move closer to the finish line.

As you know, this is the largest transaction in Black Hills Corporation’s history when complete. It will increase our regulated customer base by five times and more than double our employee count. We will enter four new state regulatory jurisdictions and become a major Midwest energy provider with nearly as many customers as there are people in the state of South Dakota. This growth is a wonderful opportunity for all of us. We appreciate your help as we work ahead to assure an orderly transition.

The integration teams have written charters to outline issues that must be addressed to help ensure a successful transition. We have made much progress toward our goals, thanks in large part to the behind-the-scenes work of our transition team.

Our core team includes Brent Albrecht, Purchasing Manager (Purchasing and Processes); Cathy Bradley, Accounting Manager for Wyodak Resources (Systems); Pat Ebner, Director of Human Resources (Human Resources Systems); Mike Fredrich, Director of Retail System Operations and Engineering (Electric Operations);

Bill Gray, Director of Gas Operations for Cheyenne Light (Gas Operations); Chris Kilpatrick, Director of Accounting for Retail Operations (Accounting and Regulatory); Rich Kinzley, Director of Corporate Development (Project Coordinator, Transaction Closing); Mo Klefeker, Senior Vice President of Corporate Development and Strategic Planning (Transaction Closing, Generation and Resource Planning); Don Lewis, Director of Information Systems (Information Systems and Customer Service); Jim Mattern, Senior Vice President – Corporate Administration and Compliance (Human Resources and Culture Integration); Kimberly Nooney, Director of Accounting Systems and Processes (Accounting Systems); Kyle White, Vice President, Corporate Affairs (Regulatory Approvals); and Randy Winkelman, General Manager of Cheyenne Light and Director of Retail Customer Service (Customer Service and Information Systems). In addition we have a number of sub-teams we’ll introduce in future updates.

Team members have been spending lots of time on the road to better understand the systems we need to integrate and how best to go about it.

We’re finding that it takes a concerted effort by team members and their departments to advance this vital project and also keep our Company rolling along smoothly.

Once again, we want to express our personal excitement for the opportunities before us for our entire employee team, our shareholders, and our customers as we work to become one company. Together, we’re even better.

Key Goals for the Transition

•	Provide a seamless transition for the acquired customers while maintaining our high level of service for existing customers.
•	Invest necessary time and resources to achieve a successful closing. Obtain acceptable regulatory decisions and approvals.
•	Determine appropriate talent and organizational structure in all areas of the Company, including operations and corporate support functions.
•	Identify best practices for all operating and support areas, and implement those practices as quickly and efficiently as possible upon closing.
•	Establish long-term integration objectives and goals for existing Black Hills operations.

Kansas Gas Key Facts:

Annual sales volume 23Bcf

Customers 108,000

Customer mix: [graphic omitted]

Nebraska Gas Key Facts:

Annual sales volume 18Bcf

Customers 195,000

Customer mix: [graphic omitted]

Colorado Gas & Electric Key Facts:

Electric:

Annual sales volume 1,980 GWh

Power generation 102 MW

Power contracts 285 MW

Customers 91,000

Gas:

Annual sales volume 7Bcf

Customers 65,000

Customer mix: [graphic omitted]

Iowa Gas Key Facts:

Annual sales volume 27Bcf

Customers 149,000

Customer mix: [graphic omitted]

Aquila Employees are Excited about Future

David and Linn report that their whirlwind of 56 meetings in Colorado, Iowa, Kansas, Nebraska and Missouri has been an exciting and rewarding opportunity. They met with more than 1,000 Aquila gas, electric and central support employees as well as state and local officials. Here are a few notes they received from our future colleagues:

Everything I’ve read and heard about your company has made me thrilled to become part of Black Hills Power. I have family ties to the Rapid City area. Growing up, our family made yearly treks through the Black Hills, no small feat since there were 12 children in my family! To me, Black Hills signifies strength, endurance, and solidity, and BlackHills Power has the same attributes as the hills in the area. I am anxious and proud to be part of the Black Hills Power team.

-- Joan

Affording us the opportunity to get to know each of you is truly appreciated. Actions do speak volumes! It says a lot about Black Hills Corporation’s culture when two of the busiest men in the company will sit down to lunch and make a new group of people feel welcome and valued. I’ve been with Aquila for ten years and a person would think transitioning to a new company would be at least a little frightening. That’s just not the case. I can’t wait...Thanks for fostering this confidence in the future!

-- Rick

Just wanted to let you know I very much enjoyed meeting both of you last week. I would also like to mention my employees are very excited about the sale to BHC which has also brought about a renewed and optimistic outlook toward their jobs and future. This is truly a very exciting time for us and we are looking forward to joining the BHP team.

-- Gary

Background

In February 2007, Black Hills agreed to acquire Aquila’s utility properties in CO, IA, KS, and NE. We have agreed to pay $940 million for the deal, which is pending regulatory and other approvals. The transaction also involves Great Plains Energy, a Kansas City, MO company, which will merge with Aquila after our purchase of the utilities. The transition requires approval of Aquila and Great Plains shareholders. That vote is expected to take place later this summer.

Caution Regarding Forward-Looking Statements

This publication includes “forward-looking statements” as defined by the Securities and Exchange Commission. These statements concern our plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in the presentation that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. They are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Please refer to cautionary language provided in our SEC Form 10-K and Form 10-Q filings and other public disclosures.

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Additional Information and Where to Find It

In connection with the merger of Aquila and a subsidiary of Great Plains Energy, on May 8, 2007, Great Plains Energy filed with the SEC a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials. The final joint proxy statement/prospectus will be mailed to the stockholders of Great Plains Energy and Aquila. INVESTORS AND SECURITY HOLDERS OF GREAT PLAINS ENERGY AND AQUILA ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREAT PLAINS ENERGY, AQUILA AND THE TRANSACTION. The registration statement and joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Great Plains Energy or Aquila with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Great Plains Energy by directing a request to: Great Plains Energy, 1201 Walnut, Kansas City, MO 64106, Attn: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by Aquila by directing a request to: Aquila, 20 West Ninth Street, Kansas City, MO 64105, Attn: Investor Relations.

Participants in Proxy Solicitation

Great Plains Energy, Aquila and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies relating to the proposed transaction. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Great Plains Energy, Aquila and their respective executive officers and directors in the proposed transaction by reading the joint proxy statement/prospectus.